As filed with the Securities and Exchange Commission on November 9, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BioScrip, Inc.

(Exact name of registrant as specified in its charter)

Delaware	05-0489664
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

1600 Broadway, Suite 700,

Denver, Colorado 80202

(720) 697-5200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

BioScrip, Inc. 2018 Equity Incentive Plan
(Full title of the plan)

Kathryn M. Stalmack, Esq.
Senior Vice President, Secretary and General Counsel
BioScrip, Inc.
1600 Broadway, Suite 700
Denver, Colorado 80202
(720) 697-5200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Susan V. Sidwell, Esq.

Bass, Berry & Sims PLC

150 Third Avenue South, Suite 2800

Nashville, Tennessee 37201

Tel: (615) 742-6264

Indicate by checkmark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerate filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered(1)		Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, par value $.0001 per share	16,406,939 shares	(3)	$2.80	$45,939,429	$5,568

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also covers any additional shares of BioScrip, Inc. common stock, par value $0.0001 per share (“Common Stock”), that become issuable under the BioScrip, Inc. 2018 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2)	This estimation is solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) and is based on 16,406,939 shares of Common Stock being offered at an exercise price of $2.80 based upon the average of the high and low prices of the Common Stock on November 5, 2018, as reported on the Nasdaq Global Market.
(3)	Represents shares of Common Stock reserved for future grant under the 2018 Equity Incentive Plan.

EXPLANATORY NOTE

BioScrip, Inc. 2018 Equity Incentive Plan

BioScrip, Inc. (the “Company” or “BioScrip”) is filing this Registration Statement on Form S-8 (this “Registration Statement”) to register 16,406,939 shares of common stock, par value $0.0001 per share, of the Company (“Common Stock”), authorized for issuance under the BioScrip, Inc. 2018 Equity Incentive Plan (the “2018 Plan”).

 At the 2018 Annual Meeting of Stockholders held on May 3, 2018, upon the recommendation of the Company’s Board of Directors, the Company’s stockholders approved the 2018 Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of this Part I is omitted in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the introductory note to Part I of Form S-8. The document(s) containing the information specified in this Part I will be sent or given to participants in the 2018 Plan in accordance with Rule 428(b)(1) under the Securities Act. Such documents need not be filed with the Securities and Exchange Commission (the “SEC”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These document(s) and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The documents listed below filed by BioScrip, Inc. are incorporated by reference in this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

(a)       The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 as filed with the SEC on March 26, 2018;

(b)       The Company’s definitive proxy statement on Schedule 14A as filed with the SEC on April 4, 2018;

(c)       The Company’s Quarterly Reports on Forms 10-Q for the fiscal quarter ended March 31, 2018 as filed with the SEC on May 10, 2018, the fiscal quarter ended June 30, 2018 as filed with the SEC on August 7, 2018, and the fiscal quarter ended September 30, 2018 as filed with the SEC on November 6, 2018;

(d)       The Company’s Current Reports on Form 8-K as filed with the SEC on February 15, 2018, March 2, 2018, March 8, 2018, May 4, 2018, May 10, 2018, May 16, 2018, June 4, 2018, August 7, 2018, October 22, 2018, November 1, 2018 and November 6, 2018; and

(e)       The description of the Common Stock included in our registration statements on Form 8-A/A filed with the SEC on August 1, 1996, December 4, 2002, December 14, 2006, March 4, 2009 and August 12, 2016 and any amendment or report we may file with the SEC for the purpose of updating such description.

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Notwithstanding the foregoing, information that we elect to furnish, but not file, or have furnished, but not filed, with the SEC in accordance with SEC rules and regulations is not incorporated into this Registration Statement and does not constitute a part hereof.

The Company is also incorporating by reference all documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information that we elect to furnish, but not file, or furnish, but do not file, with the SEC in accordance with SEC rules and regulations) subsequent to the date of this filing and prior to the termination of this offering shall be deemed to be incorporated in this prospectus and to be a part hereof from the date of the filing of such document. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

None.

Item 6.	Indemnification of Directors and Officers.

The following summary is qualified in its entirety by reference to the complete text of the statutes referred to below and the amended and restated certificate of incorporation and amended and restated bylaws of BioScrip, Inc. (“Bylaws”).

We are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred.

Section 6.01 of our Bylaws makes mandatory that we will indemnify our directors and officers to the fullest extent permissible under the Delaware General Corporation Law. We are not required to indemnify any director or officer in connection with a proceeding brought by such director or officer unless (i) such indemnification is expressly required by law; or (ii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under the Delaware General Corporation Law.

Article Eighth of our Certificate of Incorporation provides that our directors shall have no personal liability to the Company or to its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that Section 102(b)(7) (or any successor or additional provision) of the Delaware General Corporation Law, as amended from time to time, expressly provides that the liability of a director may not be eliminated or limited.

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Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

(i)	transaction from which the director derives an improper personal benefit;

(ii)	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

(iii)	unlawful payment of dividends or redemption of shares; or

(iv)	breach of a director’s duty of loyalty to the corporation or its stockholders.

In addition, the Delaware General Corporation Law and our Bylaws authorize us to purchase insurance for our directors and officers insuring them against certain risks as to which we may be unable lawfully to indemnify them. We have purchased insurance coverage for our directors and officers as well as insurance coverage to reimburse us for potential costs of corporate indemnification of our directors and officers, including liabilities arising under the Securities Act.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The Exhibits to this Registration Statement are listed in the Exhibit Index immediately following the signature page, which Exhibit Index is incorporated herein by reference.

Item 9.	Undertakings.

A.	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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B.        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on November 8, 2018.

BIOSCRIP, INC.

By:	/s/ Kathryn M. Stalmack
Name:	Kathryn M. Stalmack
Title:	Senior Vice President, Secretary and General Counsel

Date: November 8, 2018

POWER OF ATTORNEY

Each person whose signature to this Registration Statement appears below hereby appoints Daniel Greenleaf and Kathryn M. Stalmack  and each of them, any one of whom  may act as his attorney-in-fact to execute in the name and behalf of any such person, individually and in the capacity stated below, and to file all amendments and post-effective amendments to this Registration Statement, which amendment or amendments may make such changes and additions in this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Daniel E. Greenleaf	Chief Executive Officer, President and Director	November 8, 2018
Daniel E. Greenleaf	(Principal Executive Officer)

/s/ Stephen Deitsch	Chief Financial Officer and Treasurer	November 8, 2018
Stephen Deitsch	(Principal Financial Officer)

/s/ R. Carter Pate	Non-Executive Chairman of the Board	November 8, 2018
R. Carter Pate

/s/ David Golding	Director	November 8, 2018
David Golding

/s/ Michael Goldstein	Director	November 8, 2018
Michael Goldstein

/s/ Christopher Shackelton	Director	November 8, 2018
Christopher Shackelton

/s/ Michael G. Bronfein	Director	November 8, 2018
Michael G. Bronfein

/s/ Steven Neumann	Director	November 8, 2018
Steven Neumann

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Exhibit Index

Exhibit No.	Description

4.1	Second Amended and Restated Certificate of Incorporation. (Incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed on March 17, 2005)

4.2	Amendment to the Second Amended and Restated Certificate of Incorporation. (Incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed on June 10, 2010)

4.3	Certificate of Amendment of the Second Amended and Restated Certificate of Incorporation of Bioscrip, Inc. dated November 30, 2016. (Incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed on December 2, 2016)

4.4	Amended and Restated By-Laws. (Incorporated by reference to Exhibit 3.2 to the Company’s Form 8-K filed on April 28, 2011)

4.5	2018 Equity Incentive Plan (Incorporated by reference to Appendix A to the definitive proxy statement filed on April 4, 2018)

5.1*	Opinion of Bass Berry & Sims PLC

23.1*	Consent of KPMG LLP.

23.2*	Consent of Bass Berry & Sims PLC (included in Exhibit 5.1).

24*	Power of Attorney (included on signature pages).

*	Filed herewith

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